Exhibit 10(1)
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                                                        ________________________



                                     FORM OF
                        INCENTIVE STOCK OPTION AGREEMENT
         UNDER THE CITY SAVINGS FINANCIAL CORPORATION STOCK OPTION PLAN



__________________________:

     You are hereby granted the option to purchase a total of ________ shares of the Common Stock, without par value ("Common Stock"), of City Savings Financial Corporation (the "Holding Company") over the next ten years pursuant to the Holding Company's Stock Option Plan (the "Plan"), on the following terms and conditions:

     1. The purchase price of the shares of Common Stock subject to this option is $_________ per share. You must pay this purchase price in cash at the time this option is exercised; provided, however that, with the approval of the Holding Company's Stock Compensation Committee (the "Committee"), beginning on and after _________________________, you may exercise your option by tendering to the Holding Company whole shares of the Holding Company's Common Stock owned by you, or any combination of whole shares of the Holding Company's Common Stock owned by you and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is exercised by you. For this purpose, any shares so tendered shall be deemed to have a fair market value equal to the mean between the highest and lowest quoted selling prices for the shares on the date of exercise of the option (or if there were no sales on such date the weighted average of the means between the highest and lowest quoted selling prices on the nearest date before and the nearest date after the date of exercise of the option), as reported in The Wall Street Journal or a similar publication selected by the Committee. To exercise this option, you must send written notice to the Holding Company's Secretary at the address noted in
Section 12 hereof. Such notice shall state the number of shares in respect of which the option is being exercised, shall identify the option exercised as an incentive stock option, and shall be signed by the person or persons so exercising the option. Such notice shall be accompanied by payment of the full cash option price for such shares or, if the Committee has authorized the use of the stock swap feature provided for above, such notice shall be followed as soon as practicable by the delivery of the option price for such shares. Certificates evidencing shares of Common Stock will not be delivered to you until payment has been made. Under certain circumstances, the Plan permits you to deliver a notice to your broker to deliver the cash to the Holding Company upon the receipt of such cash from the sale of Holding Company Common Stock. Contact the Secretary of the Holding Company for further information about this procedure if you are interested in it.

     2. The term of this option (the "Option Term") shall be for a period of ten years from the date of this letter, subject to earlier termination as provided in paragraphs 3 and 4 hereof. Except as otherwise provided below, the option shall become exercisable with respect to the first 20% of the total number of shares covered hereby on the first anniversary of the date of this letter, and the option shall become exercisable with respect to the second, third, fourth and fifth 20% of such shares on the second, third, fourth and fifth anniversaries, respectively, of the




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date of this letter.  When the option  becomes  exercisable  with respect to any shares of Common Stock, those shares may be purchased at any time, or from time to time, in whole or in part, until the Option Term expires, but in no case may fewer than 100 such shares be purchased at any one time, except to purchase a residue of fewer than 100 shares. Notwithstanding the foregoing or any other provision herein, the option may not be exercised during the first six months of the Option Term.

     3. If you cease to be an employee of the Holding Company or any of its subsidiaries for any reason other than retirement, permanent and total disability, or death, this option shall forthwith terminate. If your employment by the Holding Company or any of its subsidiaries is terminated by reason of retirement (which means such termination of employment as shall entitle you to early or normal retirement benefits under any then existing pension plan of the Holding Company or one of its subsidiaries), you may exercise this option to the extent it was exercisable at the date of your retirement in whole or in part within three years after such retirement, but not later than the date upon which this option would otherwise expire; provided, however, that if you are a director or a director emeritus at the time of your retirement, the option shall continue to vest while you serve as director or director emeritus and you may exercise this option in whole or in part until the later of (a) three years after your date of retirement or (b) six months after your service as a director and/or director emeritus terminates, but not later than the date upon which this option would otherwise expire. If you cease to be an employee of the Holding Company or any of its subsidiaries because of your permanent and total disability, you may exercise this option in whole or in part at any time within one year after such termination of employment by reason of such disability, but not later than the date upon which this option would otherwise expire.

     4. If you die while employed by the Holding Company or any of its subsidiaries, within three years after the termination of your employment because of retirement (or, if later, six months following your termination of service as a director or director emeritus of the Holding Company), or within one year after the termination of your employment because of permanent and total disability, this option may be exercised in whole or in part by your executor, administrator, or estate beneficiaries at any time within one (1) year after the date of your death but not later than the date upon which this option would otherwise expire.

     5. This option is non-transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. It may be exercised only by you or your guardian, if any, or, if you die, by your executor, administrator, or beneficiaries of your estate who are entitled to your option.

     6. All rights to exercise this option will expire, in any event, ten years from the date of this letter.

     7. Certificates evidencing shares issued upon exercise of this option may bear a legend setting forth among other things such restrictions on the disposition or transfer of the shares of the Holding Company as the Holding Company may deem consistent with applicable federal and state laws.




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     8. Nothing in this option shall  restrict the right of the Holding  Company or its subsidiaries to terminate your employment at any time with or without cause.

     9. This option is subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. A copy of the Plan has been furnished to you and an additional copy may be obtained from the Holding Company. In the event of any conflict between the provisions of the Plan and the provisions of this letter, the terms, conditions and provisions of the Plan shall control, and this letter shall be deemed to be modified accordingly.

     10. This Stock Option Agreement is intended to grant an option which meets all of the requirements of incentive stock options as defined in Section 422A of the Internal Revenue Code. Subject to and upon the terms, conditions and provisions of the Plan, each and every provision of this Agreement shall be administered, construed and interpreted so that the option granted herein shall so qualify as an incentive stock option. Each provision of this Stock Option Agreement which would prevent this option from qualifying as an incentive stock option, if any, shall be void.

     11. You agree to advise the Holding Company immediately upon any sale or transfer of any shares of Common Stock received upon exercise of this option to the extent such sale or transfer takes place prior to the later of (a) two years from the date of grant or (b) one year from the date of exercise of this option.

     12. All notices by you to the Holding Company and your exercise of the option herein granted, shall be addressed to City Savings Financial Corporation, 2000 Franklin Street, Michigan City, Indiana 46360-4599, Attention: Secretary, or such other address as the Holding Company may, from time to time, specify.

     13. This option may not be exercised until the Holding Company has been advised by counsel that all other applicable legal requirements have been met.

                                    Very truly yours,

                                    CITY SAVINGS FINANCIAL CORPORATION


                                    By:
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Accepted on the date above written:

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